BioRestorative Therapies, Inc. Announces Reverse Stock Split in Preparation for
Planned Uplisting to NASDAQ Capital Market

MELVILLE, NY, July 6, 2015—BioRestorative Therapies, Inc. (“BRTX” or the “Company”) (OTCQB: BRTX), a life sciences company focused on adult stem cell-based therapies for various personal medical applications, today announced a 1-for-20 reverse split of its common stock  in preparation for the planned listing of its common stock on the NASDAQ Capital Market. The reverse stock split will become effective on Tuesday, July 7, 2015 and the Company's common stock will begin trading on a split-adjusted basis under the temporary ticker symbol “BRTXD.” This temporary ticker symbol will remain in effect for 20 days, at which point it will revert back to “BRTX.” The new CUSIP number is 090655408.

The Company has filed an application for the listing of its common stock on the NASDAQ Capital Market.  The Company believes that it currently meets the financial and liquidity requirements for a NASDAQ Capital Market listing other than the minimum share price requirement, which it expects will be remedied following the effectiveness of the reverse split, and the stockholders’ equity requirement. If its application is approved, the Company’s shares would trade on the NASDAQ Capital Market under the ticker symbol “BRTX” (or temporarily under the ticker symbol “BRTXD” as discussed above).

The Company believes that the increased market price of its common stock expected as a result of the reverse stock split could improve the marketability and liquidity of its stock and could encourage interest and trading in its stock.

Once the reverse stock split is effective, every 20 shares of common stock outstanding will be converted into one share of common stock. Any fractional shares resulting from the reverse stock split will be rounded up to one additional share.  As a result of the split, the number of outstanding shares will be reduced from 54,387,963 to 2,719,399.

Concurrently with the reverse stock split, the Company decreased the number of its authorized shares of common stock from 200,000,000 to 30,000,000.

Mark Weinreb, CEO of the Company, “This reverse stock split was an important strategic decision for BioRestorative. We believe this will position us to uplist on the NASDAQ Capital Market and provide us with greater access to capital by increasing our exposure to institutional investors.”

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About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops therapeutic products and medical therapies using cell and tissue protocols, primarily involving adult stem cells.  Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

• Disc/Spine Program: Our lead cell therapy candidate, brtxDISC™ (Disc Implanted Stem Cells), is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease. The treatment involves collecting a patient’s own stem cells, culturing and cryopreserving the cells, and then having a physician inject brtxDISC™ into the patient’s damaged disc in an outpatient procedure. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery.

• Metabolic Program (ThermoStem®): We are developing an allogeneic cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue (“BAT”). BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

CONTACT:
Lee Roth / Joseph Green
The Ruth Group for BioRestorative Therapies
646-536-7012 / 7013
lroth@theruthgroup.com / jgreen@theruthgroup.com